Registration No. 333-_____

As filed with the Securities and Exchange Commission on April 4, 2012

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GILAT SATELLITE NETWORKS LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21 Yegia Kapayim Street Daniv Park, Kiryat Arye Petah Tikva 49130, Israel
(Address of Principal Executive Offices) (Zip Code)

GILAT SATELLITE NETWORKS LTD. 2008 SHARE INCENTIVE PLAN
(Full title of the plans)

Gilat Satellite Networks Inc. 1750 Old Meadow Road McLean, VA 22102 Attn: Legal Department
(Name and address of agent for service)

703-848-1000
(Telephone number, including area code, of agent for service)

Copies to:
Steven J. Glusband, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, New York 10005 (212) 732-3200	Alon Levy, Adv. VP General Counsel and Corporate Secretary Gilat Satellite Networks Ltd. 21 Yegia Kapayim Street Daniv Park, Kiryat Arye Petah Tikva 49130, Israel (+972)-(3)-925-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐      Accelerated filer ☒      Non-accelerated filer ☐      Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee (2)
Ordinary Shares, par value NIS 0.20 per share	2,000,000	(3)	$4.00	(4)	$8,000,000	$916.80
Total	2,000,000		N/A		$8,000,000	$916.80

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of the Registrant’s ordinary shares, par value NIS 0.20 per share (the “Ordinary Shares”) that may be offered or issued pursuant to  the Gilat Satellite Networks Ltd. 2008 Share Incentive Plan (the “2008 Plan”) by reason of stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: proposed maximum aggregate offering price multiplied by 0.0001146.

(3)	Issuable under options and other share incentive awards that may be granted in the future under the Registrant's 2008 Plan.

(4)
Pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is calculated based on the average of the daily high and low sale prices ($4.09 and $3.90) of the Ordinary Shares, as quoted on the NASDAQ Global Select Market on March 30, 2012.

___________________________

This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 is to register an additional 2,000,000 Ordinary Shares for issuance under the Registrant’s 2008 Share Incentive Plan, or the Plan.  In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-158476) filed with the Securities and Exchange Commission on April 8, 2009, is incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8.	EXHIBITS.

4.1	Memorandum of Association, as amended (1)

4.2	Articles of Association, as amended and restated (2)

4.3	Gilat Satellite Networks Ltd. 2008 Share Incentive Plan (including the Israeli Sub-plan to the Gilat Satellite Networks Ltd. 2008 Share Incentive Plan) (3)

5	Opinion of Alon Levy, Adv., VP General Counsel and Corporate Secretary.

23.1	Consent of Alon Levy, Adv., VP General Counsel and Corporate Secretary (included in Exhibit 5)

23.2	Consent of Kost Forer, Gabbay & Kasierer, a Member of Ernst & Young Global

24	Power of Attorney (included as part of this Registration Statement).

______________________________________

(1)	Filed as Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2000, and incorporated herein by reference.

(2)	Filed as Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011, and incorporated herein by reference.

(3)
Filed as a Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-158476), filed with the Securities and Exchange Commission on April 8, 2009, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Petah Tikvah, Israel on April 4, 2012.

By: /s/ Erez Antebi —————————————— Erez Antebi Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Erez Antebi and Yaniv Reinhold, and each of them severally, his true and lawful attorney-in-fact, and agent each with power to act with or without the other, and with full power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of Gilat Satellite Networks Ltd., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title
/s/Amiram Levinberg Amiram Levinberg	Chairman of the Board of Directors
/s/ Erez Antebi Erez Antebi	Chief Executive Officer
/s/Yaniv Reinhold Yaniv Reinhold	Chief Financial Officer and Principal Accounting Officer
/s/ Haim Benjamini Haim Benjamini	Director
Leora Meridor Leora Meridor	Director
/s/ Jeremy Blank Jeremy Blank	Director
/s/ Dr. Ehud Ganani Dr. Ehud Ganani	Director
/s/ Gilead Halevy Gilead Halevy	Director
Karen Sarid Karen Sarid	Director
Izhak Tamir Izhak Tamir	Director
Gilat Satellite Networks Inc. By: /s/Erez Antebi Name: Erez Antebi Title: President	Authorized Representative in the United States